Exhibit 99.1

Saga Communications, Inc. Reports 2nd Quarter 2019 Results Net Income Increased 13.5%

GROSSE POINTE FARMS, Mich., Aug. 6, 2019 /PRNewswire/ -- Saga Communications, Inc. (Nasdaq: SGA) today reported net income of $4.7 million for the quarter compared to $4.2 million for the same quarter last year. Net revenue was relatively flat when compared to the same period last year at $32.2 million. Station operating expense decreased $261 thousand to $22.9 million and operating income increased $575 thousand to $6.6 million compared to $6.0 million for the same period last year. Diluted earnings per share were $0.80/share in the second quarter of 2019 compared to $0.70/share during the same period in 2018. Free cash flow decreased $437 thousand to $5.6 million for the quarter ended June 30, 2019 primarily due to a $542 thousand increase in capital expenditures including capital costs associated with the Company's recent acquisitions.

On a same station basis for the quarter ended June 30, 2019 operating income increased $383 thousand to $6.4 million. Net revenue decreased $1.2 million to $31.1 million and operating expense decreased $1.2 million to $22.0 million.

Net income for the six-month period ended June 30, 2019 was $6.1 million compared to $5.7 million for the same period last year. Net revenue decreased $236 thousand to $60 million. Station operating expense decreased $495 thousand to $46.0 million and operating income increased $221 thousand to $8.6 million compared to $8.4 million for the same period last year. Diluted earnings per share were $1.03/share for the six-month period in 2019 compared to $0.96/share during the same period in 2018. Free cash flow decreased $113 thousand to $8.2 million for the six-month period ended June 30, 2019.

On a same station basis for the six-month period ended June 30, 2019 operating income was relatively flat when compared to the same period last year at 8.3 million. Net revenue was $58.0 million compared to $60.2 million last year. Operating expense decreased $2.3 million to $44.3 million.

The Company had $38.5 million in cash on hand as of June 30, 2019 and $39.3 million as of August 5, 2019. The Company's total bank debt was $10 million as of the end of the quarter. Including the recent $0.30 per share dividend which was paid on July 5, 2019, the Company will have paid almost $66 million in dividends since December 3, 2012.

Capital expenditures were $2.0 million in the second quarter compared to $1.4 million for the same period last year. For the six-month period capital expenditures were $3.2 million compared to $2.9 million last year. The Company expects to spend approximately $5.0 to $5.5 million for capital expenditures during 2019.

Saga's 2019 2nd Quarter conference call will be on Tuesday, August 6, 2019 at 11:00 a.m. EDT. The dial-in number for the call is 612/332-0418. A transcript of the call will be posted to the Company's website as soon as it is available after the call.

The Company requests that all parties that have a question that they would like to submit to the Company to please email the inquiry by 10:00 a.m. EDT on August 6, 2019 to SagaIR@sagacom.com. The Company will discuss, during the limited period of the conference call, those inquiries it deems of general relevance and interest. Only inquiries made in compliance with the foregoing will be discussed during the call.

The attached Selected Supplemental Financial Data tables disclose "actual", "same station", and "proforma" information as well as the Company's trailing 12 month consolidated EBITDA. The "actual" amounts reflect our historical financial results and include the results of operations for stations that we did not own for the entire comparable period. The "same station" amounts reflect only the results of operations for stations that we owned for the entire comparable period. The "proforma" amounts assume all acquisitions in 2018 and 2019 occurred as of January 1, 2018.

Saga utilizes certain financial measures that are not calculated in accordance with generally accepted accounting principles (GAAP) to assess its financial performance. Such non-GAAP measures include same station financial information, free cash flow, trailing 12-month consolidated EBITDA, and consolidated net leverage ratio. These non-GAAP measures are generally recognized by the broadcasting industry as measures of performance and are used by Saga to assess its financial performance including, but not limited to, evaluating individual station and market-level performance, evaluating overall operations, as a primary measure for incentive-based compensation of executives and other members of management and as a measure of financial position. Saga's management believes these non-GAAP measures are used by analysts who report on the industry and by investors to provide meaningful comparisons between broadcasting groups, as well as an indicator of their market value. These measures are not measures of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not as a substitute for the results of operations presented on a GAAP basis including net operating revenue, operating income, and net income. Reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP measure are attached in the Selected Consolidated and Supplemental Financial Data tables.

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "believes," "expects," "anticipates," "guidance" and similar expressions are intended to identify forward-looking statements. Key risks, including risks associated with Saga's ability to effectively integrate the stations it acquires and the impact of federal regulation on Saga's business, are described in the reports Saga periodically files with the U.S. Securities and Exchange Commission, including Item 1A of our Annual Report on Form 10-K. Readers should note that these statements may be impacted by several factors, including national and local economic changes and changes in the radio and television broadcast industry in general, as well as Saga's actual performance. Results may vary from those stated herein and Saga undertakes no obligation to update the information contained here.

Saga is a broadcasting company whose business is devoted to acquiring, developing and operating broadcast properties. Saga owns or operates broadcast properties in 27 markets, including 79 FM radio stations, 34 AM radio stations and 77 metro signals. For additional information, contact us at (313) 886-7070 or visit our website at www.sagacom.com.

Saga Communications, Inc.
Selected Consolidated Financial Data
For The Three and Six Months Ended
June 30, 2019 and 2018
(amounts in 000's except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Operating Results
Net operating revenue	$ 32,191	$ 32,234	$ 60,007	$ 60,243
Station operating expense	22,879	23,140	46,042	46,537
Corporate general and administrative	2,706	2,848	5,391	5,392
Other operating (income) expense, net	(2)	213	1	(38)
Operating income	6,608	6,033	8,573	8,352
Interest expense	184	255	392	474
Interest income	(160)	(188)	(323)	(277)
Income before income tax expense	6,584	5,966	8,504	8,155
Income tax expense	1,850	1,795	2,400	2,455
Net income	$ 4,734	$ 4,171	$ 6,104	$ 5,700

Earnings per share:
Basic	$ 0.80	$ 0.70	$ 1.03	$ 0.96
Diluted	$ 0.80	$ 0.70	$ 1.03	$ 0.96

Weighted average common shares	5,844	5,834	5,843	5,838
Weighted average common and common
equivalent shares	5,844	5,834	5,843	5,838

Free Cash Flow
Net income	$ 4,734	$ 4,171	$ 6,104	$ 5,700
Plus: Depreciation and amortization:
Radio Stations	1,617	1,606	3,257	3,186
Corporate	72	72	143	138
Deferred tax provision	520	785	700	1,095
Non-cash compensation	565	554	1,124	1,105
Other operating (income) expense, net	(2)	213	1	(38)
Less: Capital expenditures	(1,950)	(1,408)	(3,162)	(2,906)
Free cash flow	$ 5,556	$ 5,993	$ 8,167	$ 8,280

			June 30,
			2019	2018
Balance Sheet Data
Working capital			$ 43,807	$ 60,196
Net fixed assets			$ 59,240	$ 56,101
Net intangible assets and other assets			$ 126,539	$ 114,950
Total assets			$ 247,152	$ 246,171
Long-term debt			$ 10,000	$ 25,000
Stockholders' equity			$ 188,594	$ 182,414

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Three Months Ended
June 30, 2019 and 2018
(amounts in 000's except per share data)
(Unaudited)

	Actual			Same Station (1)		Pro Forma (2)
	Three Months Ended			Three Months Ended		Three Months Ended
	June 30,			June 30,		June 30,
	2019	2018		2019	2018	2019	2018
Consolidated
Net operating revenue	$ 32,191	$ 32,234		$ 31,089	$ 32,234	$ 32,191	$ 33,473
Station operating expense	22,879	23,140		21,968	23,140	22,879	24,064
Corporate general and administrative	2,706	2,848		2,706	2,848	2,706	2,848
Other operating (income) expense, net	(2)	213		(1)	213	(2)	213
Operating income	6,608	6,033	#	$ 6,416	$ 6,033	6,608	6,348
Interest expense	184	255				184	255
Interest income	(160)	(188)				(160)	(188)
Income before income tax expense	6,584	5,966				6,584	6,281
Income tax expense	1,850	1,795				1,850	1,890
Net income	$ 4,734	$ 4,171				$ 4,734	$ 4,391

Earnings per share:
Basic	$ 0.80	$ 0.70				$ 0.80	$ 0.74
Diluted	$ 0.80	$ 0.70				$ 0.80	$ 0.74

	Actual			Same Station (1)		Pro Forma (2)
	Three Months Ended			Three Months Ended		Three Months Ended
	June 30,			June 30,		June 30,
	2019	2018		2019	2018	2019	2018
Depreciation and amortization
by segment
Radio Stations	$ 1,617	$ 1,606		$ 1,488	$ 1,606	$ 1,617	$ 1,739
Corporate	72	72		72	72	72	72
	$ 1,689	$ 1,678		$ 1,560	$ 1,678	$ 1,689	$ 1,811

(1)	Same station includes only the results of stations we owned and operated for the entire comparable period.
(2)	Pro Forma results assume all acquisitions in 2019 and 2018 occurred as of January 1, 2018.

Saga Communications, Inc.
Selected Supplemental Financial Data
For the Six Months Ended
June 30, 2019 and 2018
(amounts in 000's except per share data)
(Unaudited)

	Actual		Same Station (1)		Pro Forma (2)
	Six Months Ended		Six Months Ended		Six Months Ended
	June 30,		June 30,		June 30,
	2019	2018	2019	2018	2019	2018
Consolidated
Net operating revenue	$ 60,007	$ 60,243	$ 57,920	$ 60,243	$ 60,007	$ 62,448
Station operating expense	46,042	46,537	44,265	46,537	46,042	48,296
Corporate general and administrative	5,391	5,392	5,391	5,392	5,391	5,392
Other operating (income) expense, net	1	(38)	1	(38)	1	(38)
Operating income	8,573	8,352	$ 8,263	$ 8,352	8,573	8,798
Interest expense	392	474			392	474
Interest income	(323)	(277)			(323)	(277)
Income before income tax expense	8,504	8,155			8,504	8,601
Income tax expense	2,400	2,455			2,400	2,589
Net income	$ 6,104	$ 5,700			$ 6,104	$ 6,012

Earnings per share:
Basic	$ 1.03	$ 0.96			$ 1.03	$ 1.01
Diluted	$ 1.03	$ 0.96			$ 1.03	$ 1.01

	Actual		Same Station (1)		Pro Forma (2)
	Six Months Ended		Six Months Ended		Six Months Ended
	June 30,		June 30,		June 30,
	2019	2018	2019	2018	2019	2018
Depreciation and amortization
by segment
Radio Stations	$ 3,257	$ 3,186	$ 2,989	$ 3,186	$ 3,257	$ 3,452
Corporate	143	138	143	138	143	138
	$ 3,400	$ 3,324	$ 3,132	$ 3,324	$ 3,400	$ 3,590

(1)	Same station includes only the results of stations we owned and operated for the entire comparable period.
(2)	Pro Forma results assume all acquisitions in 2019 and 2018 occurred as of January 1, 2018.

Saga Communications, Inc.
Selected Supplemental Financial Data
June 30, 2019
(amounts in 000's except ratios)
(Unaudited)

		Less:	Plus:		Trailing
	Twelve	Six	Six		Twelve
	Months Ended	Months Ended	Months Ended	Add:	Months Ended
	December 31,	June 30,	June 30,	Proforma	June 30,
	2018	2018	2019	Acquisitions (2)	2019
Trailing Twelve Month Consolidated Earnings Before Interest,
Taxes, Depreciation and Amortization ("EBITDA") (1)
Net income	$ 13,690	$ 5,700	$ 6,104	$ 256	$ 14,350
Exclusions:
Gain (loss) on sale of assets	(61)	(38)	1	-	(22)
Gain (loss) on insurance proceeds	23	-	-	-	23
Interest income	631	277	323	-	677
Other	(107)	(13)	137	-	43
Total exclusions	486	226	461	-	721
Consolidated adjusted net income (1)	13,204	5,474	5,643	256	13,629
Plus: Interest expense	946	474	392	-	864
Income tax expense	5,700	2,455	2,400	110	5,755
Depreciation & amortization expense	6,786	3,324	3,400	266	7,128
Non-cash stock based compensation expense	2,201	1,105	1,124	-	2,220
Trailing twelve month consolidated EBITDA (1)	$ 28,837	$ 12,832	$ 12,959	$ 632	$ 29,596

Total long-term debt, including current maturities					$ 10,000
Divided by trailing twelve month consolidated EBITDA (1)					29,596
Leverage ratio					0.34

(1) As defined in the Company's credit facility.
(2) Trailing Twelve Month Adjustment

Saga Communications, Inc.
Selected Financial Data Non-GAAP Disclosures
For the Three and Six Months Ended
June 30, 2019 and 2018
(amounts in 000's)
(Unaudited)

Reconciliation of Actual Information to Same Station Operating Income

		Adjustment			Adjustment
	Actual	For Acquisitions	Same Station	Actual	For Acquisitions	Same Station
	Three Months	and Dispositions	Three Months	Three Months	and Dispositions	Three Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	June 30,	Entire Comparable	June 30,	June 30,	Entire Comparable	June 30,
	2019	Period	2019	2018	Period	2018
Consolidated
Net operating revenue	$ 32,191	$ (1,102)	$ 31,089	$ 32,234	$ -	$ 32,234
Station operating expense	22,879	(911)	21,968	23,140	-	23,140
Corporate general and administrative	2,706	-	2,706	2,848	-	2,848
Other operating (income) expense, net	(2)	1	(1)	213	-	213
Operating income	$ 6,608	$ (192)	$ 6,416	$ 6,033	$ -	$ 6,033

Depreciation and amortization	$ 1,689	$ (129)	$ 1,560	$ 1,678	$ -	$ 1,678

		Adjustment			Adjustment
	Actual	For Acquisitions	Same Station	Actual	For Acquisitions	Same Station
	Six Months	and Dispositions	Six Months	Six Months	and Dispositions	Six Months
	Ended	Not Included in	Ended	Ended	Not Included in	Ended
	June 30,	Entire Comparable	June 30,	June 30,	Entire Comparable	June 30,
	2019	Period	2019	2018	Period	2018
Consolidated
Net operating revenue	$ 60,007	$ (2,087)	$ 57,920	$ 60,243	$ -	$ 60,243
Station operating expense	46,042	(1,777)	44,265	46,537	-	46,537
Corporate general and administrative	5,391	-	5,391	5,392	-	5,392
Other operating expense (income), net	1	-	1	(38)	-	(38)
Operating income	$ 8,573	$ (310)	$ 8,263	$ 8,352	$ -	$ 8,352

Depreciation and amortization	$ 3,400	$ (268)	$ 3,132	$ 3,324	$ -	$ 3,324

CONTACT: Samuel D. Bush, 313/886-7070